                                                                  RULE 424(b)(3)
                                                       Registration No. 33-75737

                         SUNGARD(R) DATA SYSTEMS INC.


                      SUPPLEMENT DATED SEPTEMBER 30, 1999
                                      TO
                        PROSPECTUS DATED APRIL 16, 1999


This supplement provides new and additional information beyond that contained in the Prospectus and should be retained and read in conjunction with such Prospectus.

Under the caption "SELLING STOCKHOLDERS" the line items regarding Thomas Rutledge and David Magee are amended and restated as follows:

                               # of Shares        # of Shares         # of Shares             % of Shares
                               Owned Before      Being Offered        Owned After             Owned After
Name of Selling Stockholder    the Offering         For Sale          the Offering           the Offering
---------------------------    ------------      -------------        ------------           ------------
Thomas Rutledge............          49,662             49,662                   0                 *

David Magee................          63,624             63,624                   0                 *

Timothy Smith..............             428                428                   0                 *